SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

API TECHNOLOGIES CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-29429	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL 32819

(Address of principal executive offices, including zip code)

(407) 909-8015

(Registrant’s telephone number, including area code)

AMENDED AND RESTATED

API TECHNOLOGIES CORP.

2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Brian R. Kahn

Chief Executive Officer

4705 S. Apopka Vineland Rd. Suite 210

Orlando, Florida 32819

(Name and address of agent for service)

(407) 909-8015

(Telephone number, including area code, of agent for service)

Copies to:

Bradley L. Finkelstein

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock $0.001 par value per share, to be issued under the Amended and Restated 2006 Equity Incentive Plan of API Technologies Corp, as amended on January 1, 2011.	3,750,000 shares	$6.50	$24,375,000	$2,829.94
Total	3,750,000 shares		$24,375,000	$2,829.94

(1)	The number of shares being registered represents the shares issuable under the API Technologies Corp. Amended and Restated 2006 Equity Incentive Plan and, as amended on January 21, 2011. Pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also include an indeterminate number of additional shares of the Registrant’s Common Stock that may become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the filing fee on the basis of $6.50 per share, which represents the average of the high and low prices of the Common Stock on March 22, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

API Technologies Corp. (the “Registrant”) hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Registrant does not incorporate by reference those items which were not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 filed with the Commission on August 10, 2010.

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2010 and November 30, 2010 filed with the Commission on October 14, 2010 and January 14, 2011, respectively.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on August 20, 2010, September 17, 2010, October 8, 2010, as amended on October 12, 2010, December 3, 2010, December 16, 2010, January 4, 2011, January 11, 2011, January 27, 2011, February 14, 2011, February 24, 2011, March 3, 2011, and March 21, 2011.

(d)	The description of our common stock contained in the registration statement on Form 10-SB filed with the SEC on February 10, 2000 pursuant to Section 12(g) of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant or serves or served at any other enterprise as a director or officer at the request of the Registrant.

The indemnification provisions in our amended and restated Bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1(1)	Amended and Restated 2006 Equity Incentive Plan of API Technologies Corp.

10.2	Amendment No. 1 to the Amended and Restated 2006 Equity Incentive Plan of API Technologies Corp., as adopted on January 21, 2011.

10.3	Form of Stock Grant Agreement

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

(1)	Incorporated by reference to Exhibit 10.4 from API Technologies Corp.’s Annual Report on Form 10-K, filed with the Commission on August 10, 2010.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 28, 2011.

API TECHNOLOGIES CORP.

By:	/s/ Brian R. Kahn
Brian R. Kahn
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian R. Kahn, and each of them, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective statements), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian R. Kahn Brian R. Kahn	Chief Executive Officer (Principal Executive Officer) and Director	March 28, 2011

/s/ Andrew Laurence Andrew Laurence	Vice President – Finance and Chief Accounting Officer (Principal Financial and Accounting Officer)	March 28, 2011

/s/ Matthew E. Avril Matthew E. Avril	Director	March 28, 2011

/s/ Kenton W. Fiske Kenton W. Fiske	Director	March 28, 2011

/s/ Eric Goldberg Eric Goldberg	Director	March 28, 2011

/s/ Melvin L. Keating Melvin L. Keating	Director	March 28, 2011

/s/ Kenneth J. Krieg Kenneth J. Krieg	Director	March 28, 2011

/s/ Donald A. Wright Donald A. Wright	Director	March 28, 2011

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1(1)	Amended and Restated 2006 Equity Incentive Plan of API Technologies Corp.

10.2	Amendment No. 1 to the Amended and Restated 2006 Equity Incentive Plan of API Technologies Corp., as adopted on January 21, 2011.

10.3	Form of Stock Grant Agreement

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

(1)	Incorporated by reference to Exhibit 10.4 from API Technologies Corp.’s Annual Report on Form 10-K, filed with the Commission on August 10, 2010.